Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cascade Microtech, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

(signed) KPMG LLP

Portland, Oregon

April 30, 2013